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                                                                    EXHIBIT 3.16


                            ARTICLES OF INCORPORATION

                                        I

         The name of this corporation is EMMIS INTERNATIONAL BROADCASTING CORPORATION.

                                       II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is:

         Name     Gary Kaseff

         Street Address Warner Center Plaza V, 21800 Oxnard Street, #790

         City   Woodland Hills       State   CALIFORNIA         Zip    91367


                                       IV

           This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand (1,000) shares of common stock with no par value each.



                                          /s/ David L. Wills
                                       --------------------------------------
                                       David L. Wills, Incorporator
                                       Bose McKinney & Evans
                                       135 North Pennsylvania Street
                                       Suite 2700
                                       Indianapolis, Indiana 46204